                                                                   EXHIBIT 10.25


                          STRATEGIC ALLIANCE AGREEMENT
                          ----------------------------


     This Agreement, dated September 15, 1999 ("Effective Date") is made between InforMax, Inc. ("InforMax"), a Delaware corporation doing business at 6010
                 --------
Executive Boulevard, North Bethesda, Maryland 20852 and AxCell Biosciences Corporation ("AxCell"), a Delaware corporation doing business at 600 College
              ------
Road East, Princeton, New Jersey 08540, who, intending to be legally bound, hereby agree as follows:

1.  INTRODUCTION

    1.1. InforMax has rights in software called Software Solutions for BioMedicine and related end user documentation ("SSBM") and distributes certain
                                                 ----
third party public and private genome data therewith ("Genome Database").
                                                       ---------------

    1.2.  AxCell has rights in its proprietary protein interaction data (the

"Protein Database").
-----------------

    1.3. The parties desire to work together to (i) integrate the Protein Database with SSBM to permit use with other databases including the Genome Database, (ii) develop certain Tools for SSBM to enable the users of SSBM to access the Protein Database and (iii) market and sell subscriptions for the Protein Database to existing and potential SSBM customers as well as related professional, research, and development services all in accordance with the terms of this Agreement.

2.  DEFINITIONS

    2.1.  "Confidential Information" means Protein Database, Genome Database,
           ------------------------
SSBM, any business or technical information of a party, including but not limited to any information relating to a party's product plans, designs, costs, finances, marketing plans, business opportunities, personnel, research, development or know-how, and the terms and conditions of this Agreement. Confidential Information shall not include information that: (i) is in or enters the public domain without breach of this Agreement through no fault of the receiving party; (ii) the receiving party was demonstrably in possession of prior to first receiving it from the disclosing party; (iii) the receiving party can demonstrate it was developed by the receiving party independently and without use of or reference to the disclosing party's Confidential Information; or (iv) the receiving party receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation.

    2.2.  "Database Launch Date" means the date the Protein Database is mutually
           --------------------
accepted and first made commercially available by InforMax and/or AxCell.

    2.3.  "Distributor" means a direct or indirect customer of InforMax who is
           -----------
authorized by a distributor agreement as specified in Section 4.3 to distribute
                                                      -----------
the Protein Database to End Users or other Distributors.

    2.4.  "End User" means a customer who is authorized by an end user
           --------
subscription agreement as specified in Section 4.2 to use the Protein Database.
                          -----------
    2.5.  "Genome Database" has the meaning set forth in Section 1.1.
           ---------------                               -----------

    2.6.  "Intellectual Property Rights" means patent rights, copyright rights
           ----------------------------
(including, but not limited to, rights in audiovisual works and moral rights), trade secret rights, and any other intellectual property or proprietary rights recognized by the law of each applicable jurisdiction.

    2.7.  "Marks" means trademarks, service marks, trade names, logos or
           -----
designations.

    2.8.  "Net Revenues" means [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]
           ------------

    2.9.  "Protein Database" has the meaning set forth in Section1.3.
           ----------------                               ----------

    2.10.  "SSBM" has the meaning set forth in Section1.1.
            ----                               ----------

    2.11.  "Tools" has the meaning set forth in Section3.1.1.
            -----                               ------------
3.  COLLABORATION

    3.1.  Integration Project.
          -------------------

          3.1.1. General. The parties shall collaborate with each other in a project ("Integration Project") to develop the Protein Database and to develop
          -------------------
new visual and analytical software tools and/or algorithms and related documentation for the purpose of making the Protein Database accessible via SSBM and creating specific enhancements related thereto ("Tools"). The parties agree
                                                     -----
that AxCell will have primary responsibility for developing the Protein Database in a format agreed to between the parties that will be compatible with SSBM, and InforMax will have primary responsibility for developing the Tools.

          3.1.2. Project Plan. Prior to commencement of the Integration Project, the parties will, by mutual agreement, develop a project plan (the "Project
                                                                    -------
Plan") to govern the Integration Project, and the Project Plan will contain the
----
specification of the work to be performed (including the identification and specification of any Tools), each party's responsibilities, a project schedule, milestones, schedule of deliverables, and a completion date. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

          3.1.3. Change Control. Both parties acknowledge that the scope of the Integration Project may require modification from time to time to meet changing requirements or to take advantage of new technologies or processes. The parties agree to discuss in advance any proposed change to determine its desirability and its impact on the cost and schedule, and to refrain from making any such change until it has been discussed and mutually approved by both parties. For any approved change, the Project Plan will be modified accordingly.

          3.1.4. Acceptance. Upon completion of the Protein Database and any Tools, both parties will participate in acceptance testing to ensure that the Protein Database and any Tools conform to the specifications, and will notify the other [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] from delivery thereof of any defects it has found. Each party will be responsible for correcting any deficiency so noted in its portion of the deliverables and resubmitting any such deliverables for retesting, until the parties mutually agree that the Protein Database and Tools conform with the specifications set forth in the Project Plan. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

          3.1.5.  Database Launch Date. [CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED]

          3.1.6. SSBM License. Subject to the terms and conditions of this Agreement, InforMax will provide to AxCell a non-transferable, non-exclusive, license to use SSBM during the term of this Agreement solely for its internal business purposes in accordance with InforMax's standard terms and conditions, as modified for this arrangement, such software to be installed on an AxCell-owned server.

    3.2.  Marketing.  In the interest of promoting the Database, the parties
          ---------
agree to:

          3.2.1. Actively work together to develop a joint marketing plan in accordance with this Agreement covering mutually agreed upon marketing and promotional activities and related budgets to promote the Protein Database, and other products or services to which the plan will apply, including related professional, research and development services ("Joint Marketing Plan"),
                                                  --------------------
[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED];

          3.2.2. Each use their commercially reasonable efforts to vigorously advertise, market, promote the Protein Database and other products or services to which the Joint Marketing Plan applies in accordance with the Joint Marketing Plan and this Agreement, provided that neither party will use advertisements or marketing material that contain the other party's Marks that have not been approved in writing by the other party;

          3.2.3. Coordinate and assist each other in joint presentations and sales efforts as reasonably requested by the other party in accordance with the agreed upon Joint Marketing Plan, and coordinate prospective customer calls as necessary in cases where such joint presentations or similar cooperative marketing or technical support efforts are anticipated.

          3.2.4. Furnish each other with all reasonable scientific and technical information and assistance for marketing support and planning purposes.

          3.2.5. Assist each other to develop appropriate educational and promotional materials, and provide each other with copies of appropriate promotional documentation, that each party's sales force may use for purposes of this Agreement. All such material, however, to the extent it concerns the other party's products and/or services, shall be subject to prior approval by such other party in each case;

          3.2.6. Periodically inform the other concerning any market information that comes to the attention of that party respecting the other party, its products and services, or the continued competitiveness of the other party's products and services in the marketplace;

          3.2.7. Provide appropriate technical support to the other for demonstrations and mutually agreed upon general sales promotion as well as for selected exhibitions and promotional seminars on a case-by-case basis; and

          3.2.8.  Perform its obligations under the Joint Marketing Plan.

    3.3.  Management.  Each party shall appoint two senior managers to act as
          ----------
the primary representatives responsible for facilitating communication between the parties and for coordinating the activities associated with the Integration Project and each party's marketing efforts. Each party shall manage its own activities. The Parties' representatives shall confer, as needed, to assess the status of the Integration Project, each party's marketing efforts, and to coordinate on upcoming activities as necessary.

    3.4.  Staff.  Each party shall train and maintain a sufficient number of
          -----
capable technical and sales personnel having the knowledge and training necessary to (i) inform customers properly concerning the features and capabilities of the Protein Database; (ii) service and support the Protein Database in accordance with its obligations under this Agreement; and (iii) otherwise carry out its obligations and responsibilities under this Agreement.

     3.5.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

4.  PROTEIN DATABASE LICENSE GRANT

     4.1.  Protein Database License.  Subject to the following sentence, AxCell
           ------------------------
grants InforMax an exclusive, worldwide license to (i) market, promote, reproduce for distribution, distribute and sublicense the Protein Database to Distributors and End Users solely for their own internal business purposes during the term of this Agreement and (ii) use a reasonable number of copies of the Protein Database for the sole purpose of performing its obligations under
Section 3, demonstrating the Protein Database, and providing training to
---------
Distributors and End Users. Notwithstanding anything to the contrary, AxCell may market, promote, reproduce for distribution, distribute and sublicense the Protein Database directly to End Users solely for their internal business purposes but may not appoint another distributor to do so.

     4.2.  End User Agreement. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]
           ------------------

     4.3.  Distributor Agreement. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]
           ---------------------

     4.4.  License Restrictions.  InforMax will not modify the Protein Database
           --------------------
in any manner, except as it may be expressly directed by AxCell in writing.

     4.5.  Pricing.  The parties understand and agree that the Protein Database
           -------
and SSBM may be priced and licensed separately.

5.  ADDITIONAL OBLIGATIONS AND COVENANTS

     5.1.  AxCell's Obligations.  In addition to AxCell's other obligations set
           --------------------
forth in this Agreement, AxCell shall:

          5.1.1.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED];

          5.1.2. Promptly inform InforMax in writing of any analytic or visualization tools or other software enhancements AxCell determines are reasonably necessary or desirable to include as Tools, and of any SSBM or Tools defects, intellectual property infringement claims, or customer complaints;

          5.1.3. Introduce InforMax's staff to AxCell's established contacts and other appropriate personnel in the pharmaceutical industry who may be interested in SSBM and/or the Protein Database and promptly inform InforMax of any potential customers for the Protein Database or SSBM;

          5.1.4.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED];

          5.1.5. Perform its obligations under any research and development contracts that involve use of the Protein Database and/or SSBM to define targets and validate leads;

          5.1.6. Make available to End Users at rates no higher than AxCell's published rates and if ordered, perform, appropriate and desirable Protein Database related training and professional services;

          5.1.7. Provide primary technical and scientific support to End Users regarding the Protein Database, which shall include, without limitation, diagnosing problems and using its reasonable efforts to provide solutions and the other support obligations; and

          5.1.8.  Perform AxCell's obligations set forth in Section 3.
                                                            ---------
    5.2.  InforMax's Obligations.  In addition to InforMax's other obligations
          ----------------------
set forth in this Agreement, InforMax shall:

          5.2.1. Assist in the use of SSBM to find targets and validate leads for customers;

          5.2.2. Make available to End Users at rates no higher than InforMax's published rates and if ordered, perform appropriate and desirable Protein Database related professional services support for the Protein Database;

          5.2.3. Provide primary technical support to End Users regarding the use of SSBM in accordance with InforMax's standard polices relating thereto;

          5.2.4. Provide reasonable amounts of SSBM related training to AxCell's technical and sales staff free of charge to enable such staff to inform customers properly concerning the features and capabilities of SSBM; and

          5.2.5.  Perform InforMax's obligations set forth in Section 3,
                                                              ---------
including without limitation, developing the Tools in accordance with the Project Plan as set forth in Section 3.
                             ---------

    5.3.  Covenants.  Each party covenants to the other that it will (i) conduct
          ---------
business in a manner that reflects favorably at all times on the other party's products and services, and the good name, good will and reputation of the other party, (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to the other party, its products and services, or the public;
(iii) make no false or misleading representations with regard to the other party or its products and services; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to the other party or its products and services; and (v) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the other party's products and services that are inconsistent with the literature distributed by the other party.

    5.4.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

    5.5.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

          5.5.1.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

          5.5.2.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

6.  PAYMENTS

    6.1.  Compensation.  Each party will pay royalties and fees to the other
    ------------
based upon the timing of End User payment as set forth in Exhibit A.
                                                          ---------

    6.2.  Payment Terms.  Within thirty (30) days from the close of the
          -------------
preceding calendar quarter, each party will pay the other for any royalties or fees due under this Agreement (based on Section 6.1 above) for payments received
                                        -----------
from End Users during such quarter and within twenty (20) days from the close of such quarter. Interest shall accrue on any past due payments at the lesser of one and one-half percent (1-1/2%) per month or the maximum rate permitted by applicable law.

    6.3.  Taxes.  Each Party shall be responsible for paying any and all taxes
          -----
resulting from any of its sales of Protein Database subscriptions, or of any associated products and services, such taxes including but not limited to any national, federal, state or local sales, income, use, value-added or other taxes, customs duties, or similar tariffs and fees, but excluding any tax or levy on the income of the non-selling party.

7.  REPORTS, RECORDS AND AUDITS

    7.1.  Reports.  Within [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] after the
          --------
close of each calendar quarter each party will deliver to the other party a report which will provide all information reasonably necessary for computation and/or confirmation of the payments, if any, due or credited to the other party for such period. Such report will include quarter gross revenues, deductions by category, and net revenues received by customer and in total. In addition, an accounts receivable report by customer and in total will be included to reconcile the royalty and fees payment, net revenues and cash receipts.

    7.2.  Records and Audits. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]
          ------------------

8.  TERM AND TERMINATION

    8.1.  Term.  The term of this Agreement will begin on the Effective Date and
          ----
will continue for three (3) years from the Database Launch Date unless it is terminated earlier in accordance with the provisions hereof.

    8.2.  Events of Termination.  Either party will have the right to terminate
          ---------------------
this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] after written notice (including without limitation if InforMax fails to materially perform its marketing obligations hereunder); or
(ii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such involuntary petition or proceeding is not dismissed within sixty (60) days of filing, or becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors. In addition, AxCell may terminate this Agreement in accordance with the provisions of Section 5.4.

    8.3.  Effect of Termination.
          ---------------------

          8.3.1. Upon termination or expiration of this Agreement: (i) all license rights granted to each party hereunder will automatically terminate, and InforMax will immediately cease soliciting orders for the Protein Database; (ii) each party will immediately cease use of the other party's Marks and cease all marketing activities with respect to the other party's products and services; and (iii) each party will immediately return to the other party or (at the other party's request) destroy all copies of the Protein Database and other Confidential Information in its possession or control, and an officer of such party will certify to the other party in writing that it has done so. Notwithstanding the foregoing, the license grant in Section 10.1 shall survive
                                                    ------------
termination or expiration of this Agreement and all end user agreements for Protein Database subscriptions will remain in full force and effect. Upon such termination or expiration, AxCell will maintain, update and transport updates to such End Users, and support such End User's use of the Database for the term of their Protein Database subscription.

          8.3.2. Each party shall remain obligated to pay and shall continue to pay any royalties due the other arising out of any sales of any Protein Database subscriptions prior to the date of termination, but the obligation to pay royalties shall cease upon the expiration or termination of such Protein Database subscriptions as well as all on-going royalties due for End User discoveries made using the Protein Database during the life of such End User's subscription.

          8.3.3. The rights and obligations of the parties contained in Sections 8.3, 9, 10, 12, 13, and 15 will survive the termination or expiration of this Agreement.

    8.4.  Nonexclusive Remedy.  The exercise by either party of any remedy under
          -------------------
this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

9.  CONFIDENTIALITY

    9.1.  Obligations.  Each party will maintain the Confidential Information of
          -----------
the other party in strict confidence and will exercise due care with respect to the handling and protection of such Confidential Information, consistent with its own policies concerning protection of its own Confidential Information of like importance, which require at least reasonable care. Each party will use the Confidential Information of the other party only as expressly permitted herein, and will disclose such Confidential Information only to its employees and consultants as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees and consultants). However, each party may disclose Confidential Information of the other party pursuant to the order or requirement of a court, administrative agency, or as required by applicable law, and the receiving party will give reasonable notice to the other party to contest such order or requirement. Any such disclosure by the receiving party of the Confidential Information of the disclosing party, will, in no way, be deemed to change, affect or diminish the confidential and proprietary status of such Confidential Information. Each party's obligations under this Section 9 will
                                                              ---------
survive for a period of five (5) years from the termination or expiration of this Agreement.

    9.2.  Injunctive Relief.  Each party acknowledges that improper use or
          -----------------
disclosure of the Confidential Information of the other party would cause substantial harm to the other party that could not be remedied by the payment of damages alone. Accordingly, each party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Section9.
--------

10.  PROPRIETARY RIGHTS

     10.1.  AxCell's Ownership.  The Protein Database, and all updates thereto
            ------------------
are and will remain the sole and exclusive property of AxCell, including all Intellectual Property Rights therein, AxCell reserves all rights in the Protein Database not expressly granted herein. AxCell will use its reasonable best efforts to protect and maintain the value of the Protein Database, and to preserve all of its Intellectual Property Rights therein.

    10.2.  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]

    10.3.  InforMax's Ownership.  SSBM and all updates or enhancements to SSBM
           --------------------
are and will remain the sole and exclusive property of InforMax and its suppliers, if any, including all Intellectual Property Rights therein, whether such items are separate or combined with any other products, and InforMax reserves all rights in such items not expressly granted herein.

    10.4.  Proprietary Rights Notices.  Neither party will delete or in any
           --------------------------
manner alter the Intellectual Property Rights notices of the other party and its suppliers, if any, appearing on or in connection with the Protein Database, SSBM or the Tools, and will reproduce and display such notices on each copy it makes of such items. Each party will also include appropriate trademark notices when referring to SSBM or the Protein Database in advertising and promotional materials.

    10.5.  Third Party Infringement.  Each party will use its reasonable efforts
           ------------------------
to protect the other party's Intellectual Property Rights in the Protein Database, SSBM, and Tools, as applicable, and will report promptly to the other party any infringement of such rights of which it becomes aware.

    10.6.  Trademarks.  Subject to the terms and conditions of this Agreement,
           ----------
each party grants to the other party a non-exclusive, non-transferable license for the term of this Agreement to use the Marks of such party in connection with the other party's performance of its marketing and promotional obligations set forth in Section 3.2. Each party's use of the other party's Marks must be in
         -----------
accordance with other party's trademark usage guidelines then in effect, and such use will inure to the other party's benefit. Nothing in this Agreement grants to either party ownership or any rights in or to use the Marks of the other party, except in accordance with this license. The rights granted in this
Section 10.6 will terminate upon any termination or expiration of this
------------
Agreement. Upon such termination or expiration, each party will no longer make any use of any of the other party's Marks. Each party will have the exclusive right to own, use, hold, apply for registration for, and register its Marks during the term of, and after the expiration or termination of, this Agreement and the other party will neither take nor authorize any activity inconsistent with such exclusive right.

11.  WARRANTIES

     AxCell warrants to InforMax that it has sufficient right and authority to grant to InforMax all licenses and rights that AxCell grants under this Agreement. InforMax warrants to AxCell that it has sufficient right and authority to grant to AxCell all licenses and rights that InforMax grants under this Agreement. THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

12.  INDEMNITIES

     12.1.  Mutual Indemnity. Each party agrees to indemnify and hold harmless
            ----------------
the other party against any third party claims against the indemnified party for loss, damage, liability, or expense (including but not limited to reasonable attorneys' fees) ("Losses") arising out of any acts or omissions of indemnifying party arising from (i) the indemnifying party's willful misconduct, or
(ii) abreach of the indemnifying party's obligations under Section 5.3.
                                                           -----------

     12.2.  By InforMax. InforMax agrees to indemnify and hold harmless AxCell
            -----------
from and against third party claims against AxCell for Losses arising out of any claim that the SSBM or the Tools as supplied by InforMax infringe a U.S. patent, copyright or trade secret of a third party. If a final injunction is obtained in any such claim, or if in InforMax's opinion such an injunction is likely to be obtained, InforMax may, at its sole option, either (a) obtain for AxCell's customers the right to continue using the infringing item, (b) replace or modify the infringing item or infringing portion thereof so that it becomes noninfringing, or (c) if neither (a) nor (b) can be reasonably effected by InforMax, terminate this Agreement. The foregoing indemnity will not apply to modifications to the Tools or SSBM not performed by InforMax or InforMax's compliance with AxCell's specifications or requirements for the Tools. The foregoing states the entire liability of InforMax with respect to infringements of any intellectual property rights by the Tools or SSBM or their use.

     12.3.  By AxCell. AxCell agrees to indemnify and hold harmless InforMax
            ---------
from and against third party claims against InforMax for Losses arising out of any claim that Protein Database as supplied by AxCell infringes a U.S. patent, copyright or trade secret of third party. If a final injunction is obtained in any such claim, or if in AxCell's opinion such an injunction is likely to be obtained, AxCell may, at its sole option, either (a) obtain for InforMax's customers the right to continue using the Protein Database or (b) replace or modify the or infringing portion thereof so that it becomes noninfringing. The foregoing indemnity will not apply to modifications to the Protein Database not performed by AxCell. The foregoing states the entire liability of AxCell with respect to infringements of any intellectual property rights by the Protein Database or its use.

     12.4.  Contingency.  The foregoing indemnities shall be contingent upon (i)
            -----------
the indemnified party giving prompt written notice to the other party of any claim, demand or action for which indemnity is sought; (ii) the indemnified party being given sole control of the defense thereof; and (iii) the indemnified party fully cooperating in the defense or settlement of any such claim, demand or action, at the expense of the indemnifying party.

13.  LIMITATIONS OF LIABILITY

     IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PART FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. INFORMAX'S TOTAL LIABILITY TO AXCELL UNDER THIS AGREEMENT WILL BE LIMITED TO THE PAYMENTS DUE FROM INFORMAX UNDER THIS AGREEMENT. The parties have agreed that the limitations specified in this Section 13 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

14.  COMPLIANCE WITH LAW

     Each party will comply with all applicable international, national, state, regional, and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the products of the other party.

15.  GENERAL

    15.1. Assignment. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Any assignment of this Agreement by AxCell (except to an entity controlling, controlled by or under common control with AxCell) without the prior written consent of InforMax shall be null and void.

    15.2. Non-Solicitation. The parties agree that, for the duration of the term of this Agreement and for twelve (12) months thereafter, neither party shall, directly or indirectly or for or on the behalf of any entity, solicit the employment or services of the employees of the other party or enter into any agreement for the purpose of causing such employees to leave the employment of the other party.

    15.3. Press Release. The parties agree to issue joint press releases (i) announcing the execution of this Agreement within five (5) days of such execution and (ii) announcing the commercial availability of the Protein Database within five (5) days of the Database Launch Date.

    15.4. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, excluding that body of law known as conflicts of laws.

    15.5.  Severability.  If any provision of this Agreement is found invalid or
           ------------
unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in full force and effect.

    15.6.  Force Majeure.  Neither party shall be liable to the other party for
           -------------
failure or delay in fulfilling its obligations under this Agreement to the extent that such failure or delay is due to causes beyond its control.

    15.7.  Notices.  All notices under this Agreement will be deemed given when
           -------
delivered personally, sent by confirmed facsimile transmission, or sent by certified or registered U.S. mail or nationally-recognized express courier, return receipt requested, to the respective addresses set forth in this Agreement or as may otherwise be specified by either party to the other in accordance with this section.

    15.8.  Independent Contractors.  The parties to this Agreement are
           -----------------------
independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

    15.9.  Waiver.  Failure or delay by either party to enforce compliance with
           ------
any term or condition of this Agreement shall not constitute a waiver of such term or condition.

    15.10.  Dispute Resolution and Binding Arbitration.
            ------- ---------- --- ------- -----------

          15.10.1. The parties shall attempt to settle any dispute between them amicably and agree to exercise their best efforts to resolve the controversy or dispute prior to seeking a judicial resolution. To invoke the dispute resolution process, the invoking party shall give to the other party written notice of its decision to do so, including a description of the issues subject to the controversy or dispute and a proposed resolution thereof. The InforMax Project Managers and the AxCell Project Managers shall attempt to resolve the controversy or dispute within five (5) business days after receipt of such notice. If they cannot resolve the controversy or dispute, the parties shall meet at InforMax's office and describe the controversy or dispute and their respective proposals for resolution to their respective chief operating officers or another designated person with comparable authority who shall act in good faith to resolve the controversy or dispute. If the controversy or dispute is not resolved within ten (10) business days after such meeting, the parties by mutual Agreement may engage an independent consultant to mediate the controversy or dispute and the charges of the independent consultant shall be shared equally by the parties. However, nothing in this clause shall preclude any party from commencing suit or arbitration if said negotiations do not reach a resolution within thirty (30) days after written notice that the negotiations have commenced.

          15.10.2. In the event that the parties cannot reach an amicable settlement through an informal dispute resolution process, the parties agree that any dispute, controversy, or claim arising out of or relating to this contract, or the breach, termination or invalidity thereof, shall be finally settled by binding arbitration. Such binding arbitration shall take place in the location reasonably selected by the party not initiating the arbitration, and shall be administered by the American Arbitration Association under its Commercial Arbitration Rules. The number of arbitrators shall be one (1) and shall be appointed within thirty (30) days following the commencement of arbitration. If possible, the arbitrator will be an expert in the field of bioinformatics and software development. If the parties cannot agree on an arbitrator within such thirty (30) day period, the number or arbitrators shall be increased to three (3), and each party will select an arbitrator within fifteen (15) days, and those arbitrators will promptly select a third arbitrator.

          15.10.3. The arbitrator's award shall be final and binding and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties expressly agree that prior to the selection of the arbitrator(s), nothing in this Agreement shall prevent the parties from applying to a court that would otherwise have jurisdiction for provisional or interim measures.

          15.10.4. The costs of the arbitration shall be borne by the parties to the arbitration in equal shares. Each party shall pay its own costs and expenses, including attorneys' fees. The arbitration shall be conducted in the English language. All submissions shall be made in English or with an English translation. Witnesses may provide testimony in a language other than English, provided that a simultaneous English translation is provided. Each party shall bear its own translation costs.

    15.11.  Entire Agreement.  This Agreement and its exhibits are the complete
            ----------------
and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

              [The rest of this page is intentionally left blank.]

     The parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

InforMax:                            AxCell:
         -----------------------            ------------------------------

By:   /s/ Alex Titomirov             By:   /s/ Brian Bullard

Name:   Alex Titomirov               Name:   Brian Bullard

Title:   President/CEO               Title:   Vice President, CIO

                  [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]